Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

On April 2, 2014, Nexstar Broadcasting, Inc. (“Nexstar”), a wholly-owned, indirect subsidiary of Nexstar Broadcasting Group, Inc. (the “Company”), completed the acquisition of the assets of Internet Broadcasting Systems, Inc. (“IBS”), a digital publishing platform and digital agency, for a purchase price of $20.0 million less adjustments for working capital of $1.2 million, funded by cash on hand (the “Acquisition”).

The unaudited pro forma combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2013. The unaudited pro forma combined balance sheet data gives effect to the Acquisition as if it had occurred on March 31, 2014. The unaudited pro forma combined financial information should be read in conjunction with the audited financial statements filed in the Annual Report on Form 10-K on March 3, 2014 and the unaudited financial statements filed in the Quarterly Report on Form 10-Q on May 9, 2014 by Nexstar Broadcasting Group, Inc. and the audited and unaudited condensed financial statements of IBS filed with the Securities and Exchange Commission. The unaudited pro forma combined financial information does not purport to represent what our results of operations, balance sheet data or financial information would have been if the Acquisition had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2014
(in thousands)

	Historical
	Nexstar	IBS	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$50,580	$2,018	$(18,887 (2,018	) )	(a) (b)	$31,693
Accounts receivable, net	104,457	655	(24)		(b)	105,088
Deferred tax assets	38,585	-	-			38,585
Prepaid expenses and other current assets	10,907	154	-			11,061
Total current assets	204,529	2,827	(20,929)			186,427
Property and equipment, net	205,477	4,577	(1,726)		(c)	208,328
Goodwill	198,033	-	6,396		(d)	204,429
FCC licenses	247,457	-	-			247,457
FCC licenses of consolidated variable interest entities	41,563	-	-			41,563
Other intangible assets, net	156,342	-	10,853		(c)	167,195
Deferred tax assets	26,676	-	-			26,676
Other noncurrent assets, net	68,716	-	-			68,716
Total assets	$1,148,793	$7,404	$(5,406)			$1,150,791
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of debt	$6,174	$-	$-			$6,174
Accounts payable	13,651	1,161	(248)		(b)	14,564
Accrued expenses	20,119	490	(284)		(b)	20,325
Interest payable	13,593	-	-			13,593
Other current liabilities of consolidated variable interest entities	5,437	-	-			5,437
Other current liabilities	10,880	1,501	(525)		(c)	11,856
Total current liabilities	69,854	3,152	(1,057)			71,949
Debt	1,061,378	-	-			1,061,378
Other noncurrent liabilities of consolidated variable interest entities	7,479	-	-			7,479
Other noncurrent liabilities	18,524	197	(197)		(c)	18,524
Total liabilities	1,157,235	3,349	(1,254)			1,159,330
Commitments and contingencies
Stockholders' deficit:
Preferred stock	-	-	-			-
Common stock	306	-	-			306
Owners’ equity	-	4,055	(4,055)		(b)	-
Additional paid-in capital	394,253	-	-			394,253
Accumulated deficit	(403,001	-	(97)		(e)	(403,098)
Total stockholders’ equity (deficit)	(8,442)	4,055	(4,152)			(8,539)
Total liabilities and stockholders’ equity (deficit)	$1,148,793	$7,404	$(5,406)			$1,150,791

See the accompanying notes to the unaudited pro forma combined financial information.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(in thousands, except per share amounts)

	Historical
	Nexstar	IBS	Pro Forma Adjustments		Pro Forma Combined

Net revenue	$133,833	$5,450	$-		$139,283
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	41,849	4,106	-		45,955
Selling, general, and administrative expenses, excluding depreciation and amortization	41,040	1,160	(5)	(f)	42,195
Amortization of broadcast rights	8,632	-	-		8,632
Amortization of intangible assets	6,193	360	178	(g)	6,731
Depreciation	8,419	250	(117)	(h)	8,552
Total operating expenses	106,133	5,876	56		112,065
Income from operations	27,700	(426)	(56)		27,218
Interest expense, net	(15,170)	-	-		(15,170)
Other expenses, net	(128)	(244)	259	(f)	(113)
Income before income taxes	12,402	(670)	203		11,935
Income tax expense (benefit)	(5,049)	-	170	(i)	(4,879)
Net income	$7,353	$(670)	$373		$7,056
Net income per common share:
Basic	$0.24				$0.23
Diluted	$0.23				$0.22
Weighted average number of common shares outstanding:
Basic	30,603				30,603
Diluted	31,909				31,909

See the accompanying notes to the unaudited pro forma combined financial information.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share amounts)

	Historical
	Nexstar	IBS	Pro Forma Adjustments		Pro Forma Combined

Net revenue	$502,330	$19,904	$-		$522,234
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	147,711	15,223	-		162,934
Selling, general, and administrative expenses, excluding depreciation and amortization	150,933	4,811	-		155,744
Amortization of broadcast rights	35,439	-	-		35,439
Amortization of intangible assets	30,148	1,342	790	(g)	32,280
Depreciation	33,578	1,345	(812)	(h)	34,111
Loss on asset disposal, net	1,280	-	-		1,280
Total operating expenses	399,089	22,721	(22)		421,788
Income from operations	103,241	(2,817)	22		100,446
Interest expense, net	(66,243)	(34)	-		(66,277)
Loss on extinguishment of debt	(34,724)	-	-		(34,724)
Other expenses, net	(1,459)	(74)	-		(1,533)
Income (loss) before income taxes	815	(2,925)	22		(2,088)
Income tax expense (benefit)	(2,600)	-	1,054	(i)	(1,546)
Net loss	$(1,785)	$(2,925)	$1,076		$(3,634)
Net loss per common share:
Basic and diluted	$(0.06)				$(0.12)
Weighted average number of common shares outstanding:
Basic and diluted	29,897				29,897

See the accompanying notes to the unaudited pro forma combined financial information.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements and explanatory notes give effect to the Acquisition. The unaudited pro forma combined balance sheet is presented as if the Acquisition had occurred as of March 31, 2014. The unaudited pro forma combined statements of operations are presented as if the Acquisition had occurred on January 1, 2013.

The Acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the valuation of goodwill, intangible assets and property and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs to be incurred related to the Acquisition and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and IBS after giving effect to the Acquisition, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2013. This information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and IBS.

Note 2—Purchase Price Allocation

The following table summarizes, as of March 31, 2014, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed, after giving effect to the Acquisition (in thousands):

Accounts receivable	$631
Prepaid expenses and other current assets	154
Property and equipment	2,851
Intangible assets	10,853
Goodwill	6,396
Accounts payable and accrued expenses	(1,119)
Deferred revenue	(976)
Net assets acquired	$18,790

The acquired property and equipment primarily represents leasehold improvements, furniture and equipment, which will be amortized over a weighted average estimated useful life of 5 years. The amount allocated to definite-lived intangible assets primarily represents the estimated fair values of developed technology, which will be amortized over 5 years, and acquired customer contracts, which will be amortized over their respective expected revenue streams of 1 to 7 years.

The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.2 million.

Goodwill of $7.4 million is attributable to future expense reductions utilizing management’s leverage in operating costs. We anticipate that the goodwill will be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of IBS. The Acquisition includes accounts receivable and other current assets, property and equipment, intangible assets, accounts payable and accrued expenses and deferred revenues. The Acquisition excludes cash and cash equivalents, assets and obligations related to IBS’s corporate operations and overhead, and obligations under IBS’s outstanding debt. Accordingly, the unaudited pro forma combined financial statements include adjustments to reverse the assets and liabilities of IBS that are not being acquired by us pursuant to the asset purchase agreement.

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities. The unaudited pro forma combined statements of operations do not include any adjustments to eliminate operating expenses associated with IBS’s corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Acquisition as of March 31, 2014 are as follows:

(a)	Represents the net purchase price of $18.8 million and an approximation of the acquisition related costs of $0.1 million.

(b)	Certain assets and liabilities of IBS were not acquired or assumed in the asset purchase agreement.

(c)	Represents the estimated fair values of net assets acquired, less the values previously recorded in the historical financial statements of IBS.

(d)	Represents the difference between the purchase price and the fair value of the acquired net assets.

(e)	Represents the estimated acquisition costs, primarily relating to legal and other professional fees.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments in the unaudited pro forma combined statements of operations related to the Acquisition as of January 1, 2013 are as follows:

(f)	Represents costs attributable to the Acquisition recognized by Nexstar and IBS in the three months ended March 31, 2014.

(g)	Represents the amortization of acquired intangible assets less the amortization previously recognized in the historical financial statements of IBS.

(h)	Represents the depreciation of acquired property and equipment less the depreciation previously recognized in the historical financial statements of IBS.

(i)
Represents the tax impact of the historical financial statements of IBS and depreciation and amortization of acquired property and equipment and intangible assets using a blended statutory federal and state income tax rate of 36.3%.